Exhibit 99.9
                               SECURITY AGREEMENT
                               ------------------

      THIS SECURITY AGREEMENT (the "Agreement") is made and entered into on this 6th day of October, 2010, by and between Samick Musical Instruments Co., Ltd., a Korean corporation (the "Borrower"), and KDB Capital Corporation, a Korean corporation (the "Lender").

                                  WITNESSETH:
                                  -----------

      WHEREAS, the Borrower is the owner of the shares of the Ordinary Common Stock of Steinway Musical Instruments, Inc., a Delaware corporation ("Steinway").

      WHEREAS, the Borrower and the Lender have entered into certain loan agreement (the "Loan Agreement")in March 2010; and

      WHEREAS, the Lender now desires to secure the repayment of the loan under the Loan Agreement, and the Borrower has agreed to grant right of pledge over 800,000 shares of Ordinary Common Stocks of Steinway ("the Pledged Shares") in accordance with the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements herein contained, the Borrower and the Lender hereby agree as follows:

      1. Pledge. As security for the due and punctual payment of all amounts due and payable pursuant to the Loan Agreement, the Borrower hereby pledges, hypothecates, assigns, transfers, sets over and grants to the Lender, its successors and assigns a security interest in and lien upon all of the Borrower's right, title and interest in and to the Pledged Shares. Concurrent to this Agreement, the Borrowers shall execute certain Pledged Collateral Account Control Agreement, the form of which is attached hereto as Exhibit A, and deposit the Pledged Shares in the Pledged Collateral Account at Merrill Lynch. The Pledged Shares shall not be physically conveyed or transferred to the Lender but remain in the custody of Merrill Lynch.

      2. Events of Default. If the Borrower is default in the performance of any of the terms, agreements or covenants of this Agreement or the Loan Agreement, such occurrence shall constitute a default hereunder (each an "Event of Default").

      3. Dividends, Voting Rights and Disposition Rights. So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled
(a) to receive any and all cash dividends declared and paid in respect of the Pledged Shares (other than liquidating dividends); (b) to exercise any and all voting and other consensual rights in respect thereof and the Lender shall have no rights to receive any and all cash dividends or to exercise any and all voting and other consensual rights and (c) to dispose the Pledged Shares with the Lender's consent.

      4. The Lender's Remedies Upon Default. If any Event of Default shall have occurred and be continuing 30 days after the giving of written notice thereof by the Lender to the Borrower the Lender may: (a) be entitled to receive any and all cash dividends declared and paid in respect of the Pledged Shares (other than liquidating dividends); (b) exercise any and all voting and other consensual rights in respect thereof and the Lender shall have no rights to receive any and all cash dividends or to exercise any and all voting and other consensual rights and (c) dispose the Pledged Shares with the Lender's consent. In such event the Lender shall provide ML with the specific instruction.

      5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and altogether but one instrument.

      6. Entire Agreement. This Agreement supersedes any other agreements, contracts, or understanding between the parties with respect to the Pledged Shares and this Agreement constitutes the entire agreement between the two parties. This Agreement shall not be varied in its terms or conditions by any oral agreement or representation, or otherwise, than by an instrument in writing of even or subsequent date thereto, executed by both the Borrower and the Lender.

      7. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Republic of Korea.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                By: ___________________________________________
                                Name   Jong Sup Kim
                                Title: Chairman
                                                                   "Borrower"



                                By: ___________________________________________
                                Name:  Sung Min Choo
                                Title: Investment Finance Division, Managing
                                       Director
                                                                    "Lender"

                                   Exhibit A
                  Pledged Collateral Account Control Agreement

Merrill Lynch
Wealth Management
Bank of America Corporation
[LOGO OMITTED]












                  Pledged Collateral Account Control Agreement
--------------------------------------------------------------------------------

================================================================================
PLEDGED COLLATERAL ACCOUNT CONTROL AGREEMENT  Account Number (Internal Use Only)
                                              [_][_][_] - [_][_][_][_][_]
================================================================================

================================================================================
PLEDGED COLLATERAL ACCOUNT CONTROL AGREEMENT
================================================================================

INSTRUCTIONS : Complete Boxes A, B, and C.


1. The Parties

The Parties to this agreement ("Agreement") are the Client named below, the Creditor named below and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch").

2. The Pledged Account

Box A Client has granted Creditor a security interest in Merrill Lynch account __________________________ ("Account") pursuant to a separate Security Agreement between Client and Creditor.

If the Account will be a new Merrill Lynch account, Client hereby instructs Merrill Lynch to transfer the assets listed in Exhibit A to the Account. The Account shall be maintained as a cash securities account, and will be titled "[Name of Client] Pledged Collateral Account for [Name of Creditor]" or a substantially similar title.

The purpose of this Agreement is to perfect the Creditor's security interest in the Account by granting Creditor control over the Account; however, this Agreement does not create Creditor's security interest in the Account inasmuch as Client and Creditor have a separate Security Agreement for that purpose.

Client has not granted a security interest in the Account to any party other than Creditor, except for Merrill Lynch's broker lien referenced in section 7 and any lien for service fees to an Investment Manager or Agent named in Box B in section 4. Merrill Lynch has not entered into a Control Agreement with respect to the Account with any other party and agrees that it will not do so while this Agreement is in effect. The manager signing this Agreement on behalf of Merrill Lynch hereby represents, to the best of his or her knowledge, that no person other than Client, Creditor, Merrill Lynch and any Investment Manager or Agent named in Box B in section 4 has any claim, lien or interest in the Account or the assets in the Account.

All assets in the Account will be treated as financial assets under Article 8 of the New York Uniform Commercial Code.

3. Excluded Assets

Client and Creditor acknowledge that the following assets (each an "Excluded Asset" and, collectively, "Excluded Assets") are not covered by this Agreement even if shown, for information purposes, on a periodic account statement for the Account, because Merrill Lynch is not the legal custodian of such assets: money market deposit account (MMDA) balances, shares of the Merrill Lynch Institutional Funds (unless such shares are held directly by Merrill Lynch), non-listed limited partnership interests, annuities and life insurance contracts, and precious metals. Merrill Lynch will not be responsible for assuring that any Excluded Assets are not acquired with assets from the Account.

4. Client's Authority over the Account

Until Creditor delivers to Merrill Lynch a Notice of Exclusive Control pursuant to section 6, Client will have full authority to give instructions with respect to assets in the Account in regard to voting and other rights, but will not have the authority to give any entitlement orders with respect to, or terminate or withdraw assets from the Account, except as may be provided in Box C, without written consent by Creditor. Client's authority with respect to trading in the Account and receipt of income from the Account will be governed by the completion of boxes B and C, which authority Creditor may revoke at any time by written notice delivered to Merrill Lynch.

Box B

Is Client permitted to trade in the Account?

[_] Yes         [X] No

If yes, except as otherwise provided in section 6, Merrill Lynch may comply with any trading instructions from Client or the Investment Manager or Agent named below without further consent by Creditor.

--------------------------------------------------------------------------------
Print name of Merrill Lynch advisory service, Investment Manager or Agent designated by separate power of attorney or equivalent document on file with Merrill Lynch


Box C

Is Client permitted to withdraw income?

[X] Yes         [_] No

If yes, Client is authorized to receive all interest and regular cash dividends earned on assets in the Account monthly:

[_] by check

or

[X] by transfer to account no. _______________________________

If an Investment Manager or Agent is named in Box B, Creditor agrees that the assets in the Account are subject to Client's agreement with such manager or agent and that periodic payment of normal advisory and service fees from assets in the Account pursuant to such an agreement is permitted without consent of Creditor.

5. Control by Creditor

Merrill Lynch agrees to comply with any instructions it receives from Creditor at any time to transfer, sell, redeem, close open trades or otherwise liquidate any assets in the Account (including

Investment products are provided by Merrill Lynch, Pierce, Fenner & Smith Incorporated and:

--------------------------------------------------------------------------------
    Are Not FDIC Insured          May Lose Value         Are Not Bank Guaranteed
--------------------------------------------------------------------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated is a registered broker-dealer, member SIPC, and a wholly owned subsidiary of Bank of America Corporation.
Merrill Lynch, Pierce, Fenner & Smith Incorporated is not a tax advisor. We suggest you consult your personal tax advisor before making tax-related investment decisions.

Page 1 | Pledged Collateral Account Control Agreement           Code 1226 - 1109

================================================================================
PLEDGED COLLATERAL ACCOUNT CONTROL AGREEMENT  Account Number (Internal Use Only)
                                              [_][_][_] - [_][_][_][_][_]
================================================================================

instructions to transfer assets directly to, or into an account in the name of, Creditor), without further consent by Client. All instructions to transfer assets from the Account must be in writing. If Creditor is an entity, Merrill Lynch is authorized to take instructions from any person Merrill Lynch reasonably believes represents Creditor.

6. Notice of Exclusive Control

Creditor may at any time deliver to Merrill Lynch a "Notice of Exclusive Control" substantially in the form of Exhibit B. Upon receipt of such notice by the manager of the Merrill Lynch office servicing the Account, Merrill Lynch will cease complying with trading instructions from, or on behalf of, Client with respect to the Account, cease distributing to Client interest and regular cash dividends earned on assets in the Account, and refuse to accept any other instructions from Client intended to exercise any authority with respect to the Account except upon instruction of Creditor.

7. Priority of Creditor's Security Interest

So long as this Agreement is in effect, Merrill Lynch subordinates in favor of Creditor any security interest, lien, or right of setoff it may have, now or in the future, against assets in the Account, except Merrill Lynch may retain a prior lien on assets in the Account to secure payment for assets purchased for the Account and to collect normal commissions and service fees.

8. Duplicate Statements and Confirmations

Merrill Lynch will send Creditor duplicate copies of periodic account statements and trade confirmations, if any, contemporaneously with those sent to Client.

9. Responsibility and Protection of Merrill Lynch

Except for permitting a transfer of assets from the Account in violation of section 4, Merrill Lynch will not be liable to Creditor for complying with instructions from Client that are received by Merrill Lynch before Merrill Lynch receives a Notice of Exclusive Control in accordance with section 6. Merrill Lynch will not be liable to Client for complying with a Notice of Exclusive Control or any instructions received from any person Merrill Lynch reasonably believes represents Creditor. Merrill Lynch has no duty to investigate whether Creditor is authorized under the Security Agreement to give such Notice of Exclusive Control or such instructions.

Client hereby agrees to indemnify and hold harmless Merrill Lynch, its officers, directors, employees and agents, and any Investment Manager or Agent named in Box B in section 4, against claims, liabilities and expenses arising out of maintenance of the Account pursuant to this Agreement (including reasonable attorneys' fees), except if such claims, liabilities or expenses are caused solely by Merrill Lynch's or such manager's or agent's gross negligence or willful misconduct, respectively.

Creditor hereby agrees to indemnify and hold harmless Merrill Lynch, its officers, directors, employees and agents, and any Investment Manager or Agent named in Box B in section 4, against claims, liabilities and expenses

(including reasonable attorneys' fees) arising out of Merrill Lynch's compliance with any instructions from Creditor with respect to the Account except if such claims, liabilities or expenses are caused solely by Merrill Lynch's or such manager's or agent's gross negligence or willful misconduct, respectively.

This Agreement does not create any obligations for Merrill Lynch except for those expressly set forth in this Agreement.

10. Termination; Survival

Creditor may terminate this Agreement by written notice to Merrill Lynch. Upon notification by Creditor to Merrill Lynch that Creditor's security interest in the Account has terminated, this Agreement will automatically terminate. Merrill Lynch may terminate this Agreement on thirty (30) days written notice to Creditor and Client. In the event that Merrill Lynch voluntarily terminates this Agreement, Merrill Lynch shall transfer the assets in the Account as directed in writing by the Creditor. Section 9, "Responsibility and Protection of Merrill Lynch," will survive termination of this Agreement.

11. Effect of Agreement

Client and Creditor agree that this Agreement supplements the applicable Merrill Lynch account agreement with respect to the Account, and any related agreement if the Account is a managed account under a Merrill Lynch advisory program with a manager named in Box B, and that it does not abridge any rights that Merrill Lynch might otherwise have, except as provided in section 7. If there is any inconsistency between this Agreement and such Merrill Lynch account agreements this Agreement will control. The Parties also acknowledge that there are no other understandings or agreements with Merrill Lynch concerning the Account except for this Agreement, the Merrill Lynch account agreements and any agreement with an Investment Manager or Agent named in Box B to which Merrill Lynch may be a party.

12. Governing Law

This Agreement and the Account will be governed by the internal laws of the State of New York with respect to interpretation and enforcement.

13. Amendments

No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

14. Severability

To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

15. Successors and Assigns of Creditor

A successor to or assignee of Creditor's rights and obligations under the Security Agreement between Creditor and Client will succeed to Creditor's rights and obligations under this Agreement.


Page 2 | Pledged Collateral Account Control Agreement           Code 1226 - 1109

================================================================================
PLEDGED COLLATERAL ACCOUNT CONTROL AGREEMENT  Account Number (Internal Use Only)
                                              [_][_][_] - [_][_][_][_][_]
================================================================================

================================================================================
                                 SIGNATURE PAGE
================================================================================

INSTRUCTIONS : Fill in names and addresses and sign. Use Exhibit A to list the assets to be transferred into the Merrill Lynch Pledged Collateral Account.

PLEASE NOTE : This Agreement may be executed in counterparts, but the preparer should provide the completed original to Merrill Lynch with signed photocopy counterparts provided to Client and Creditor.

Client :
Client's Name (Print)____________________________________________________________________________

Signature _____________________________________________________  Date____________________________

Name of Individual Signing (Print)_______________________________________________________________

Title____________________________________________________________________________________________

Client's Address: Street_________________________________________________________________________

City______________________________________________ State/Province________________________________

Postal Code (zip code)_________________________________ Country__________________________________




PLEASE NOTE : This is the name to whom periodic account statements and trade confirmations will be addressed unless another officer's name is provided to Merrill Lynch for this purpose.

Creditor :

Creditor's Name (Print)__________________________________________________________________________

Signature ______________________________________________________ Date____________________________

Name of Individual Signing (Print)_______________________________________________________________

Title (an authorized officer)____________________________________________________________________

Creditor's Address: Street ______________________________________________________________________

City______________________________________________ State/Province________________________________

Postal Code (zip code) ________________________________ Country__________________________________





Merrill Lynch , Pierce , Fenner, & Smith Incorporated :

Managing Director/Director (or designee) Name (Print) ___________________________________________


Signature ______________________________________________________ Date____________________________


Page 3 |  Pledged Collateral Account Control Agreement          Code 1226 - 1109

================================================================================
PLEDGED COLLATERAL ACCOUNT CONTROL AGREEMENT  Account Number (Internal Use Only)
                                              [_][_][_] - [_][_][_][_][_]
================================================================================

================================================================================
                                  EXHIBIT A
================================================================================

INSTRUCTIONS : Use Exhibit A to list the Quantity Description assets to be transferred into the Merrill Lynch Pledged Collateral Account.

PLEASE NOTE : If an existing managed account, such as a ML Consults(R)or other managed account, is being pledged, please attach a copy of the most recent monthly account statement and write "See attached statement".



Quantity          Description

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________

_____________     ______________________________________________________________


Page 4 |  Pledged Collateral Account Control Agreement          Code 1226 - 1109

================================================================================
PLEDGED COLLATERAL ACCOUNT CONTROL AGREEMENT  Account Number (Internal Use Only)
                                              [_][_][_] - [_][_][_][_][_]
================================================================================

================================================================================
EXHIBIT B : SAMPLE NOTICE OF EXCLUSIVE CONTROL
================================================================================

NOT TO BE USED AT ACCOUNT OPENING - TO BE USED IN EVENT OF DEFAULT OR OTHER EVENT IN WHICH CREDITOR REQUIRES EXCLUSIVE CONTROL.

PLEASE NOTE:

If this notice is sent by fax, it must be addressed to Managing
Director/Director with receipt confirmed by telephone, and the original mailed or delivered to the office servicing the Account as indicated on the account statement.

                            [Letterhead of Creditor]

Date: ________________

To:   Managing Director /Director
      Merrill Lynch, Pierce, Fenner & Smith Inc.

      ___________________________________________

      ___________________________________________

      ___________________________________________

      [Insert address of Merrill Lynch office servicing account as indicated on Account Statement]

Pledged Collateral Account number __________________________________________

in the name of "_________________________________________
                             Name of Client
Pledged Collateral Account for_____________________________________"
                                           Name of Creditor

This is to notify Merrill Lynch that the above-referenced pledged collateral account ("Account") is now under the exclusive control of Creditor named above. Merrill Lynch is hereby instructed to cease complying with trading instructions given by or on behalf of Client (named above) relating to said Account, to cease distributing interest and regular cash dividends earned on property in the Account, and to refuse to accept any other instructions from Client intended to exercise any authority with respect to the Account unless instructed by the undersigned on behalf of Creditor.

Creditor warrants to Merrill Lynch that this Notice of Exclusive Control is lawful and authorized by the Security Agreement between Client and Creditor.

All future instructions on the Account shall be given solely by the undersigned on behalf of Creditor unless further evidence of authority is provided to Merrill Lynch.

Name (Print)____________________________________________________________________

Signature____________________________________________________Date ______________

Title (an authorized officer) __________________________________________________

Page 5 | Pledged Collateral Account Control Agreement           Code 1226 - 1109

Merrill Lynch
Wealth Management
Bank of America Corporation
[LOGO OMITTED]








                                                                 Code 1226 -1109